Exhibit 10.2

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

EXECUTION VERSION

SECOND AMENDMENT TO

LEASE AGREEMENT

THIS SECOND AMENDMENT dated August 23, 2023 (this “Amendment”), amends that certain Lease Agreement dated June 28, 2021, as amended on July 8, 2021 (the “Lease”), by and among [***], a Delaware limited liability company and Cipher Mining Technologies Inc., a Delaware corporation. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lease.

RECITALS

WHEREAS, Section 29(j) of the Lease provides that the Lease may be amended only by a writing signed by both parties thereto; and

WHEREAS, the parties hereto desire to amend the Lease in accordance with the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.
Amendment. The parties agree to the following:

(a)
Section 1 shall be amended by deleting the definition of “Operations Term” and replacing it with the following:

“Operations Term” means the period beginning on the first day immediately following the end of the Initial Term and ending on July 31, 2027, unless earlier terminated in accordance with this Lease, and subject to extension for the Renewal Term in accordance with Section 3(b). The first month of the Operations Term shall commence on the Initial Delivery Date or Buyer Completion Date (as applicable) and end on the last day of the first full calendar month thereafter (i.e., the calendar month in which the Initial Delivery Date or Buyer Completion Date, as applicable, occurs if the Initial Delivery Date or Buyer Completion Date, as applicable, is the first day of a calendar month, but otherwise the period between the Initial Delivery Date or the Buyer Completion Date, as applicable, and the last day of the first full calendar month following the calendar month in which the Initial Delivery Date or the Buyer Completion Date, as applicable, occurs).

3. Ratification of PSA. Except as herein provided, the Lease is ratified, confirmed, and shall remain unchanged and in full force and effect.

4. Entire Agreement. This Amendment together with the Lease constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5. Counterparts. This Amendment may be executed in two or more counterparts by facsimile or electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the parties to this Amendment have executed, or caused to be executed, this Amendment as of the day and in the month and year first above written.

[***] By_/s/ Stephanie Zapata Moore __________ Name: Stephanie Zapata Moore Title: EVP & General Counsel
CIPHER MINING TECHNOLOGIES INC. By_/s/ William Iwaschuk _______________ Name: William Iwaschuk Title: Co-President & Chief Legal Officer